CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 15, 2005

Date of Report

(Date of Earliest Event Reported)

360 GLOBAL WINE COMPANY

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kirkland Ranch Road,

Napa, California 94558

(Address of principal executive offices (zip code))

(707) 254-9100

(Registrant's telephone number, including area code)

KNIGHTSBRIDGE FINE WINES, INC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark “Knightsbridge Wine.”  Due to the high cost of litigating this type of claim and the Company’s pre-existing plan to re-brand its products, management believed that it was in the best interest of the Company to settle the case.  We signed a settlement agreement with Knightsbridge Wine Shoppe in November 2004.  Pursuant to the settlement agreement, we agreed to change our name on or before February 15, 2005.  Effective as of February 15, 2005, our name is changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company.

360 Global Wine Company will trade on the Over The Counter Bulletin Board under a new symbol, which we will obtain shortly, with the new CUSIP Number of 885573 10 5.  Once we receive the new symbol, we will report it in an amendment to this 8-K.

We filed an information statement regarding the name change on January 19, 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wines, Inc.

By: Joel Shapiro
Joel Shapiro

Exhibit 3.1

Certificate of Amendment to Articles of Incorporation

for

Knightsbridge Fine Wines, Inc.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for Knightsbridge Fine Wines, Inc. (the “Company”):

1.

Name of the Corporation is Knightsbridge Fine Wines, Inc.

2.

The articles have been amended as follows:

Article I

The name of the Corporation is 360 Global Wine Company.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted for the amendment is 24,981,370 shares representing 60.56% of the outstanding shares.

Signatures

Joel Shapiro

CEO